Exhibit 99.1

iGATE Corporation Reports Q3 surge in profitability

Smooth integration with Patni driving positive results

Fremont, CA - Nov 3, 2011

iGATE Corporation (the Company) (NASDAQ:IGTE), the first integrated Technology and Operations (iTOPS) company providing Business Outcomes based solutions under the brand iGATE Patni, today announced that a successful integration exercise with Patni Computers has yielded positive results for the Company.

Declaring its financial results for the three and nine months ended September 30, 2011, the Company said that it has seen a spurt in Adjusted EBITDA and EPS with increased revenues, while the attrition percentage has further decreased to less than 20% with the combined entity showing clear signs of the integration efforts being effective.

Third Quarter Highlights

•	Revenues for third quarter 2011 were $265.7 million.

•	Compared with $74.8 million in the third quarter 2010

•	Compared with $170.4 million in the second quarter 2011

•	Net Income for third quarter 2011 was $14.3 million.

•	Compared with $14.3 million in the third quarter 2010

•	Compared with $4.0 million in the second quarter 2011

•	Interest expense impacted net income by $19.5 million

•	Gross margin was 36.9 % for the third quarter 2011.

•	Compared with 39.4% in the third quarter 2010

•	Compared with 34.7% in the second quarter 2011

•	Diluted earnings per share for the third quarter 2011 were $0.10 GAAP; $0.26 non-GAAP.

•	Compared with $0.25 GAAP in third quarter 2010; $0.28 non-GAAP in third quarter 2010

•	Compared with ($0.02) GAAP in second quarter 2011; $0.16 non-GAAP in second quarter 2011

•	Adjusted EBITDA was $55.8 million for the third quarter 2011.

•	Compared with $19.2 million in the third quarter 2010

•	Compared with $28.6 million in the second quarter 2011

•	24 new customers were added during the third quarter, including six Fortune 1000 companies.

•	Headcount was at 26,216 employees as of September 30, 2011.

Highlights of Nine months ended September 30, 2011

•	Revenues for the nine months ended September 30, 2011 were $511.9 million.

•	Compared with $199.6 million in the corresponding period in 2010

•	Net Income for the nine months ended September 30, 2011 was $36.2 million.

•	Compared with $37.0 million in the corresponding period in 2010

•	Interest expense impacted net income by $32.8 million

•	Gross margin was 36.8% for the nine months ended September 30, 2011.

•	Compared with 39.2% in the corresponding period in 2010.

•	Diluted earnings per share were $0.28 GAAP; $0.63 non-GAAP.

•	Compared with $0.65 GAAP; $0.73 non GAAP in the corresponding period 2010

•	Adjusted EBITDA was $105.4 million for the nine months ended September 30, 2011.

•	Compared with $49.1 million in the corresponding period in 2010.

Commenting on the Company’s third quarter performance, Phaneesh Murthy, Chief Executive Officer, iGATE Patni said, “With Phases one and two of integration largely done, I am pleased with the positive results in the combined company. We still have a ways to go to fix our new sales engine, but overall we are making good progress.”

On the IT budgets for 2012 he said, “We sense that the IT budgets may be marginally up for some verticals and flat to marginally down for others. We continue to see increased acceptance of our iTOPS for Business Outcomes business model which should drive growth in our revenues and profitability. Our differentiated Product Engineering Service offering is also looking like a growth driver for the company.”

Sujit Sircar, Chief Financial Officer, iGATE said, “The clear uptick in our third quarter operating margins is testimony to the success of our integration efforts and the combined entity moving in the right direction. With the progress made, we feel confident of our goal of 40% in gross margins and 25% in EBITDA over the coming quarters.”

Operating Results for the three and nine months ending September 30, 2011

Results for the three and nine months ending September 30, 2011 on a GAAP and non-GAAP basis are provided in the table below.

	Three months ended Sept 30, 2011	Three months ended Sept 30, 2010	Increase (Decrease)	Nine months ended Sept 30, 2011	Nine months ended Sept 30, 2010	Increase (Decrease)
Net revenue ($Millions)	265.7	74.8	255.20%	511.9	199.6	156.50%
Operating margin ($Millions)	37.7	15.2	148.00%	54.4	37.6	44.70%
GAAP net income ($Millions)	14.3	14.3	—	36.2	37.0	(2.20%)
GAAP diluted EPS ($)	0.10	0.25	(60.00%)	0.28	0.65	(56.90%)
Non-GAAP net income ($Millions)	19.2	16.2	18.50%	46.9	41.9	11.90%
Non-GAAP diluted EPS ($)	0.26	0.28	(7.10%)	0.63	0.73	(13.70%)

New customers and projects won in the quarter

•	A leading Fortune 1000 manufacturing company selected iGATE Patni for SIM assessment and streamlining of its Service Life Cycle Management.

•

A leading industrial automation-focused Fortune 1000 company chose iGATE Patni for benchmarking services to its online division that offers web-based remote access, support, and collaboration software and services.

•

A leading manufacturing company in the process of integration with its parent company has selected iGATE Patni for a managed services engagement of its infrastructure and operations as well as assistance in the integration program.

•	A leading U.S.-based Fortune 1000 bank has engaged iGATE Patni for Application Development and Maintenance Services.

•	A leading European manufacturing company has selected iGATE Patni for a Product Development engagement on its Pricing and Sensitivity analysis tool.

•	A Fortune 1000 company engaging in steel and metal manufacturing has chosen iGATE Patni to expand implementation of Sharepoint and integrate it with the client’s existing SAP systems.

Awards and Recognitions in the quarter

•	iGATE Corporation was awarded the Golden Peacock Global Award for Excellence in Corporate Governance- 2011 (Americas) by the Institute of Directors.

•	iGATE Patni was ranked No. 3 in the Data Quest-CMR Best Employer Survey, 2011 for IT Companies in India.

•	iGATE Patni was appraised at CMMI®-Dev V1.3 Level 5. Second company globally to be listed in PARS as appraised at L5 using the new SCAMPI V1.3.

•	iGATE Patni’s Bangalore campus was awarded “Best Ornamental Garden Award 2011” by the Mysore Horticultural Society.

Conference Call and Webcast

iGATE will host a telephone conference call on Friday, November 4, 2011 at 8:00 a.m. Eastern Time to discuss the results of its third quarter ended September 30, 2011. The live discussion can be accessed by dialing 877-407-8037 (domestic) or 201-689-8037 (international). A live webcast of this conference call will be available on our web site at http://ir.igate.com/investors. The teleconference replay will be available until November 11, 2011 and can be accessed by dialing 877-660-6853 (domestic) and 201-612-7415 (international), passcode 379807 and account number 293. A replay will also be available shortly after the live call via webcast on the iGATE Investor Relations website at http://ir.igate.com/investors.

About iGATE Patni

‘iGATE Patni’ is the common brand identity of two organizations — iGATE Corporation and Patni Computer Systems Limited (Patni). With iGATE having acquired a majority stake in Patni, the two companies, under the common brand iGATE Patni, jointly provide full-spectrum consulting, technology and business process outsourcing, and product engineering services on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS (Integrated Technology and Operations) platform, iGATE Patni’s multi-location global organization with a talent pool of 26,000+ people, consistently delivers effective solutions to over 360 Fortune 1000 clients spanning across verticals like: banking & financial services; insurance & healthcare; life sciences; manufacturing, retail, distribution & logistics; media, entertainment leisure & travel; communication, energy & utilities; public sector; and independent software vendors. Visit: www.igatepatni.com.

iGATE Corporation is listed on NASDAQ (IGTE), and Patni Computer Systems Limited is listed on the Bombay Stock Exchange (532517), the National Stock Exchange of India (PATNI) and New York Stock Exchange (PTI).

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•

Amortization of intangible assets: Intangible assets comprise value of customer relationships from the recent Patni acquisition and the previous delisting of iGATE’s Indian subsidiary. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•

Stock-based compensation: Although stock-based compensation is an important aspect of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.

•

Acquisition expenses: iGATE incurs costs related to its acquisitions, which are inconsistent in amount and frequency and are significantly impacted by the timing and nature of iGATE’s acquisitions. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Forex gain: The Company entered into forward foreign exchange contracts to mitigate the risk of changes in foreign exchange rates on payments related to the acquisition of Patni. We also recognized favorable foreign currency gain on re-measurement of escrow account balance maintained for facilitating payments related to Patni acquisition. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

•	Severance Cost: As a result of the acquisition of Patni, iGATE incurred severance costs in connection with the termination of the services of some of Patni’s employees.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

Statements contained in this press release regarding the benefits of the Patni acquisition, the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to our acquisition of Patni; and whether the companies can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the Patni acquisition, the Company has borrowed significant amounts, including through the issuance of high yield notes, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as the Company’s other reports filed with the Securities and Exchange Commission and risks related to the business of Patni as set forth in Patni’s Annual Report in Form 20-F for the fiscal year ended December 31, 2010. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contact	Investor Contact
Prabhanjan Deshpande “PD”	Araceli Roiz
+91 80 4104 5006	+1 510 896 3007
PD@igatepatni.com	araceli.roiz@igatepatni.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	September 30, 2011 (unaudited)	December 31, 2010 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$84,956	$67,924
Short-term investments	347,453	71,915
Accounts receivable, net	148,452	37,946
Unbilled revenues	79,191	13,893
Prepaid expenses and other current assets	21,782	5,380
Foreign exchange derivative contracts	694	794
Deferred tax assets	27,242	5,422
Prepaid income taxes	17,244	—
Receivable from Mastech Holdings Inc.	233	140

Total current assets	727,247	203,414

Investment in affiliate	387	—
Deposits and other assets	131,415	5,443
Property and equipment, net	195,913	52,950
Prepaid income taxes	6,210	—
Deferred tax assets	25,320	10,117
Goodwill	575,443	31,741
Intangible assets, net	167,805	1,378

Total assets	$1,829,740	$305,043

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,656	$3,291
Accrued payroll and related costs	73,401	19,709
Accrued income taxes	4,727	715
Line of credit	52,000	—
Other accrued liabilities	95,000	31,354
Foreign exchange derivative contracts	8,804	—
Deferred revenue	21,043	667

Total current liabilities	263,631	55,736
Other long-term liabilities	5,618	1,251
Accrued income taxes	24,220	—
Foreign exchange derivative contracts	5,428	—
Deferred tax liabilities	58,020	—
Senior Notes	770,000	—

Total liabilities	1,126,917	56,987

Series B Preferred stock, without par value	341,919	—

Shareholders’ equity:

Common Stock, par value $0.01 per share	578	572
Additional paid-in capital	198,870	188,389
Retained earnings	96,320	75,474
Common stock in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive loss	(135,462)	(1,665)

Total iGATE Corporation shareholders’ equity	145,592	248,056
Non controlling interest	215,312	—

Total shareholders’ equity	360,904	248,056

Total liabilities and shareholders’ equity	$1,829,740	$305,043

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2011	2010	2011*	2010
Revenues	$265,724	$74,845	$511,939	$199,584
Cost of revenues (exclusive of Depreciation and amortization)	167,565	45,378	323,563	121,446

Gross margin	98,159	29,467	188,376	78,138
Selling, general and administrative expense	46,745	12,056	108,915	33,904
Depreciation and amortization	13,667	2,251	25,032	6,599

Income from operations	37,747	15,160	54,429	37,635
Other (expenses) income, net	(23,337)	961	(7,487)	2,769

Income before income taxes	14,410	16,121	46,942	40,404
Income tax (benefit) expense	(2,793)	1,856	7,314	3,371

Net income before noncontrolling interest	17,203	14,265	39,628	37,033
Noncontrolling interest	2,950	—	3,437	—

Net income attributable to iGATE Corporation	14,253	14,265	36,191	37,033
Accretion to Preferred Stock	84	—	214	—
Preferred dividend	6,769	—	15,131	—

Net income attributable to iGATE Corporation common shareholders	$7,400	$14,265	$20,846	$37,033

*	Includes Patni revenues since May 16, 2011.

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
PARTICULARS	2011	2010	2011**	2010
Net income attributable to iGATE common shareholders	$7,400	$14,265	$20,846	$37,033
Add: Dividends on Series B Preferred Stock	6,769	—	15,131	—

	14,169	14,265	35,977	37,033
Less: Dividends paid on
Common Stock	$—	$—	$—	$6,076
Unvested restricted stock	—	—	—	60
Series B Preferred Stock	6,769	—	15,131	6,136

Undistributed Income	$7,400	$14,265	$20,846	$30,897

Allocation of Undistributed Income
Common stock	5,674	14,181	15,983	30,667
Unvested restricted stock	22	84	62	230
Series B Preferred Stock	1,704	—	4,801	—

	$7,400	$14,265	$20,846	$30,897

Shares outstanding for allocation of undistributed income:
Common stock	56,598	55,862	56,598	55,862
Unvested restricted stock	219	330	219	330
Series B Preferred Stock	17,002	—	17,002	—

	73,819	56,192	73,819	56,192

Weighted average shares outstanding:
Common stock	56,616	55,762	56,478	55,493
Unvested restricted stock	221	330	224	417

	56,837	56,092	56,702	55,910

Weighted average common stock outstanding	56,616	55,762	56,478	55,493
Dilutive effect of stock options and restricted shares outstanding	1,330	1,736	1,428	1,690

Dilutive weighted average shares outstanding	57,946	57,498	57,906	57,183

Distributed earnings per share:
Common stock	$—	$—	$—	$0.11
Unvested restricted stock	$—	$—	$—	$0.11
Basic earnings per share from operations
Common Stock	$0.10	$0.25	$0.28	$0.66
Unvested restricted stock	$0.10	$0.25	$0.28	$0.66
Diluted earnings per share from operations	$0.10	$0.25	$0.28	$0.65

**	Includes Patni revenue since May 16, 2011

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 17.0 million shares for the three and nine months ended Sep 30, 2011. These shares were excluded from the computation of diluted earnings per share as they were anti-dilutive

iGATE CORPORATION

Reconciliation of Selected GAAP measures to Non-GAAP measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended			Nine Months ended
	September 30			September 30
	2011		2010	2011		2010
Net income attributable to iGATE Corporation	$14,253		$14,265	$36,191		$37,033

Adjustments

Amortization of Intangible assets, net of taxes	2,119		191	3,640		577
Stock Based Compensation, net of taxes	3,508		1,717	6,726		4,280
Acquisition expenses	—		—	10,914		—
Forex gain on acquisition hedging and remeasurement, net of taxes	(937)		—	(15,251)		—
Severance cost, net of taxes	287		—	4,675		—

Non-GAAP Net income	$19,230		$16,173	$46,895		$41,890

Basic earnings per share from operations
GAAP	$0.10		$0.25	$0.28		$0.66
Non-GAAP	$0.26		$0.29	$0.64		$0.75
Diluted earnings per share from operations
GAAP	$0.10		$0.25	$0.28		$0.65
Non-GAAP	$0.26		$0.28	$0.63		$0.73
Weighted average shares outstanding, Basic	73,839	*	56,092	73,704	*	55,910

Weighted average dilutive common equivalent shares outstanding	74,948	*	57,498	74,908	*	57,183

*	Includes assumed conversion of 17 million shares of Series B Preferred Stock as of January 1, 2011.

Non-GAAP Disclosure of Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income attributable to iGATE Corporation plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange loss, (v) stock based compensation (vi) acquisition expenses and (vii) severance expenses. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. These adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: [(i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

iGATE CORPORATION

Reconciliation of Net income, net of tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income attributable to iGATE Corporation	$14,253	$14,265	$36,191	$37,033

Adjustments

Depreciation and amortization	13,667	2,251	25,032	6,599
Interest expenses	19,546	47	32,834	80
Income tax (benefit) expense	(2,793)	1,856	7,314	3,371
Noncontrolling interest	2,950	—	3,437	—
Other income, net	(4,083)	(1,083)	(8,501)	(4,002)
Foreign exchange (gain)/loss	7,874	75	(16,846)	1,153
Stock Based Compensation	4,346	1,800	8,868	4,859

Acquisition expenses	—	—	10,914	—
Severance expenses	—	—	6,164	—

Adjusted EBITDA (a non-GAAP measure)	$55,760	$19,211	$105,407	$49,094